Exhibit 99.1

CEO Clips Features Lexaria on the BNN Channel

Kelowna, BC / January 31, 2017 / Lexaria Bioscience Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) is currently being featured on CEO Clips airing on BNN. CEO Clips profiles some of the most innovative publicly traded companies in North America and is currently featuring a 15 second clip about Lexaria. The clip can also be viewed online via this link:
http://www.b-tv.com/lexaria-commercial/

BTV has also produced a CEO clip with Company President John Docherty introducing Lexaria’s technology. The clip can be viewed at http://www.b-tv.com/lexaria-ceo-clip/ and has also been posted on the Thomson Reuters Insider Network where it can be viewed by over 80,000 financial professionals at http://reut.rs/2kc0Ewn

Lexaria has separately engaged SJF Communications for a 3-month social media campaign designed to distribute Lexaria information to as wide a network as possible. SJF Communications owns @CanadaPotStocks and is a top influencer with over 18,000 followers on Twitter and is considered a leading source for information & opportunity in the emerging legal cannabis sector.

Lexaria’s unique patented technology allows for more efficient and effective absorption of certain molecules such as cannabinoids, while simultaneously masking and at times even eliminating inherent strong flavours and/or odors typical of those molecules. Lexaria’s technology is extremely cost effective to implement and applicable to the widest imaginable spectrum of foods.

About Lexaria
Lexaria Bioscience Corp. is a food biosciences company with a proprietary technology for improved delivery of bioactive compounds. The Company’s lipophilic enhancement technology has been shown to enhance the bioavailability of orally ingested cannabinoids, while also masking taste. This technology promotes healthy ingestion methods, lower overall dosing and higher effectiveness in active molecule delivery. The Company’s technology is patent-protected for cannabidiol (CBD) and all other non-psychoactive cannabinoids, and patent-pending for Tetrahydrocannabinol (THC), other psychoactive cannabinoids, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. www.lexariabioscience.com

About BNN
Business News Network (BNN) is Canada's only all business specialty channel with real time coverage of global market activity from a Canadian perspective.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the recent license agreement, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors or as a result of the license agreement. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements, nor that Lexaria’s technology will deliver any improvement in taste or bioavailability with any reliability nor across any product category. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever, nor that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.